Exhibit 10.3
FEE LETTER
May 2, 2023
South Ocean Funding, LLC
9350 Conroy Windermere Road
Windermere, Florida 34786
North Sound Ventures, LP 115 East Putnam Avenue
Greenwich, Connecticut 06830
Re:     Fee Letter
Ladies and Gentlemen:
Reference is made to that certain Loan and Security Agreement dated as of August 5, 2022 (as the same has been or may be amended, modified, renewed, extended, replaced or substituted from time to time, the “Loan Agreement”), among Siena Lending Group LLC (“Lender”), Inseego Wireless, Inc., a Delaware corporation (“Inseego Wireless”) and Inseego North America LLC, an Oregon limited liability company (“Inseego North America” and together with Inseego Wireless and any other Person who from time to time becomes a Borrower thereunder, collectively, the “Borrowers” and each individually, a “Borrower”), each of the Affiliates of the Borrowers signatory thereto from time to time as guarantors (each a “Guarantor” and collectively, the “Guarantors”), and the other loan party obligors that are party thereto from time to time. Capitalized words used, but not specifically defined, herein shall have the meaning provided for such terms in the Loan Agreement. References herein to “Sections” or “Schedules” shall be to Sections of or Schedules to the Loan Agreement unless otherwise specifically provided. References herein to “paragraphs” shall be to paragraphs of this letter agreement.
In consideration of the willingness of South Ocean Funding, LLC and North Sound Ventures, LP
(collectively, the “Last Out Lenders” and each individually, a “Last Out Lender”) to enter into a Subordinated, Last Out Participation Agreement (the “Participation Agreement”), Inseego Wireless agrees to pay to the Last Out Lenders the following fee (the “Exit Fee”) upon the earliest of (i) Scheduled Maturity Date, (ii) the termination of Lender’s commitment to make Revolving Loans prior to the Scheduled Maturity Date for any reason, or (iii) the early redemption of the Last Out Lenders’ participation interests under the Participation Agreement (in each case, the “Exit Event”) and applicable percentage of the aggregate original principal amount of the participation interest actually purchased by the Last Out Lenders pursuant to the Participation Agreement:

Date of Exit Event	Exit Fee
On or before December 31, 2023	7.5%
Between January 1, 2024 and June 30, 2024	10.0%
After June 30, 2024	12.5%
Nothing contained in this letter agreement shall amend, alter or change any of the terms, covenants and provisions contained in the Loan Agreement, including, without limitation, any provision governing the payment of any other fees by Borrowers to Lender and/or the Last Out Lenders. The Exit Fee shall be payable in U.S. dollars in immediately available funds to the Last Out Lenders. Once paid, the Exit Fee shall not be refundable under any circumstances.
In addition to the Exit Fee payable to the Last Out Lenders, Borrowers agree from time to time to reimburse the Last Out Lenders for all reasonable fees, costs and expenses incurred with respect to, relating to or arising in connection with the Loans, the Loan Agreement and other Loan Documents, the

Participation Agreement, the Lender, or this letter, including but not limited to the fees and costs of the Last Out Lenders’ attorneys. It is understood and agreed that this letter agreement shall not constitute or give rise to any obligation by the Last Out Lenders to provide any financing. This letter agreement is binding upon Inseego Wireless and the Last Out Lenders and may not be amended or any provision hereof waived or modified, except by an instrument in writing signed by Inseego Wireless and the Last Out Lenders. This letter agreement may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. The Last Out Lenders are entitled to rely on this letter agreement in connection with their purchase of the participation interest and their entry into and execution of the Participation Agreement. Inseego Wireless shall reimburse the Last Out Lenders for all reasonable costs and expenses, including reasonable attorneys’ fees and court costs, incurred in connection with the collection or enforcement of any terms of this letter agreement. Delivery of an executed counterpart of a signature page of this letter agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this letter agreement. This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law (except Sections 5-1401 and 5-1402 of the New York General Obligation Law). Any right to trial by jury with respect to any claim or action arising out of this letter agreement or conduct in connection with this letter agreement is hereby waived. The provisions of this letter agreement shall survive the expiration or termination of the Loan Agreement and Participation Agreement (including any extensions thereof).
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Very truly yours,

INSEEGO WIRELESS, INC.

By: Robert Barbieri
Robert Barbieri (May 2, 2023 12:43 PDT)
Name: Robert G. Barbieri
Its: President and Treasurer

Fee Letter

Acknowledged and agreed:
SOUTH OCEAN FUNDING, LLC
By:
Name: James B. Avery Title:     Vice President
NORTH SOUND VENTURES, LP
By:     North Sound Management, Inc., as its general partner
    By:
    Name: Brian Miller
    Title:     President of the General Partner